GULFPORT ENERGY CORPORATION, INC.
                        6307 WATERFORD BLVD., SUITE 100
                          OKLAHOMA CITY, OKLAHOMA 73118



                              INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with the election of five directors for the coming year.

On February 25, 2002, the Board of Directors nominated five persons to serve on the Board of Directors of the Company for the coming year.

     March 5, 2002 has been fixed as the record date (the "Record Date") for the determination of the Company stockholders entitled to notice of, and to vote for the nominated directors. The Company had 10,146,566 shares outstanding as of the Record Date. Each share of common stock entitles the holder thereof to one vote on matters submitted to the stockholders.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to elect the nominated directors. On March 5, 2002, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent electing the five directors for the next year. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

     This Information Statement is being furnished by the Company and was first mailed on or about April 30, 2002 to the holders of the Company Stock as of the close of business on the Record Date.




















          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
                SECURITIES COMMISION HAS PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY
                  REPRESENTATIONS TO THE CONTRARY IS UNLAWFUL.

            The date of this Information Statement is April 30, 2002.

                              ELECTION OF DIRECTORS

     On February 25, 2002, the Board of Directors nominated five persons to serve on as the Board of Directors of the Company for the coming year. On March 5, 2002, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent electing the five nominated persons as Directors of the Company. Each director will serve until the next annual meeting or until he is succeeded by another qualified director who has been elected.

     All five of the persons elected are now members of the Board of Directors. The following information about the directors was provided by the directors:

    NAME                AGE                           POSITION
    ----                ---       ----------------------------------------------

Mike Liddell             48       Chairman of the Board, Chief Executive Officer
                                    and  Director
Robert  E.  Brooks       55       Director
David  L.  Houston       49       Director
Mickey  Liddell          40       Director
Dan  Noles               54       Director


     MIKE LIDDELL, has served as a director of Gulfport since July 11, 1997, as Chief Executive Officer since April 28, 1998 and as Chairman of the Board since July 28, 1998 and President since July 15, 2000. In addition, Mr. Liddell served as Chief Executive Officer of DLB Oil & Gas, Inc. from October 1994 to April 28, 1998, and as a director of DLB from 1991 through April 1998. From 1991 to 1994, Mr. Liddell was President of DLB. From 1979 to 1991, he was President and Chief Executive Officer of DLB Energy. He received a B.S. degree in education from Oklahoma State University. He is the brother of Mickey Liddell and brother-in-law of Dan Noles.

     ROBERT E. BROOKS, has served as a director of Gulfport since July 11, 1997. Mr. Brooks is currently a partner with Brooks Greenblatt, a commercial finance company located in Baton Rouge, Louisiana that was formed by Mr. Brooks in July 1997. Mr. Brooks is a Certified Public Accountant and was Senior Vice President in charge of Asset Finance and Managed Assets for Bank One, Louisiana between 1993 and July 1997. He received his B.S. degree from Purdue University in mechanical engineering in 1969. He obtained graduate degrees in finance and accounting from the Graduate School of Business at the University of Chicago in 1974.

     DAVID HOUSTON, has served as a director of Gulfport since July 1998. Since 1991, Mr. Houston has been the principal of Houston & Associates, a firm that offers life and disability insurance, compensation and benefits plans and estate planning. Prior to 1991, he was President and Chief Executive Officer of Equity Bank for Savings, F.A. He currently serves on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, and is the former chair of the Oklahoma State Ethics Commission and the Oklahoma League of Savings Institutions. He received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University.

     MICKEY LIDDELL, has served as a director of Gulfport since January 1999. Mr. Liddell is currently the President of Entertainment Services, LLC, a motion picture production company in Los Angeles, California. Prior to 1994, Mr.
Liddell owned and managed wholesale nutrition product stores in Los Angeles. Mr. Liddell received a Bachelor of Arts from the University of Oklahoma in Communications in 1984 and a graduate degree from Parson School of Design in New York, New York in 1987. He is the brother of Mike Liddell and brother-in-law of Dan Noles.

     DAN NOLES, has served as a director of Gulfport since January 2000. Mr. Noles has served as the president of Atoka Management Company, an oilfield equipment company since 1993. Mr. Noles received his Bachelor degree in Finance from the University of Oklahoma in 1970. Mr. Noles is the brother-in-law of Mike Liddell and Mickey Liddell.

                          BOARD MEETINGS AND COMMITTEES

Board of Directors. The Board of Directors held four meetings in 2001. In addition to the four meetings, the Board adopted resolutions by written consent.

     Audit Committee. The Audit Committee reviews the activities and report of the independent certified public accountants and reports the results of such review to the whole Board of Directors. The Audit Committee also monitors the internal controls of the Company. During 2001, the Audit Committee held four meetings, and was composed of Dan Noles, David Houston and Mickey Liddell, all of whom are non-employee directors.

     Compensation Committee. The Compensation Committee considers executive employment agreements, adoption of employee benefit plans and other issues related to compensation and employee benefits. The Compensation Committee is comprised of Robert Brooks, David Houston and Mickey Liddell, all of whom are non-employee directors. The Committee held no meetings during 2001.

     Other Functions. In 2001, the Board did not delegate its functions to any other standing committee, and thus did not create executive, nominating or other similar committees.


                             AUDIT COMMITTEE REPORT

     This disclosure statement is being provided to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting. The Company's Audit Committee charter is attached to this Proxy Statement as Appendix 1.

The Audit Committee has reviewed and discussed the audited financial statements and footnotes thereto with management and the independent auditors. Based on these discussions with management and the independent auditors, the Audit Committee believes the Company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles ("GAAP") in all
material respects. The Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be disclosed by Statement of Auditing Standards No. 61.

The Audit Committee discussed with the Company's auditors the independence of such auditors from management of the Company and received written disclosure concerning the auditors' independence required to be made by the auditors of the Company by the Independence Standards Board. We also have discussed with management of the Company and the independent auditors such other matters and received such assurance from them, as we deemed appropriate.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with GAAP and issuing a report thereon. The Committee's responsibility is to monitor and oversee this process.

Based on the foregoing review and discussions with management and the independent auditors, and relying thereon, we have recommended to the Company and Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                             AUDIT  COMMITTEE
                                             David  Houston
                                             Dan  Noles
                                             Mickey  Liddell

                              DIRECTOR COMPENSATION

     The Company pays its non-employee directors a monthly retainer of $1,000 and a per meeting attendance fee of $500 and reimburses all ordinary and necessary expenses incurred in the conduct of the Company's business.


                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued to the Chief Executive Officer and any other executive officer whose annual compensation exceeded $100,000 (the "named executives") through the three years ended December 31, 2001, in all capacities in which they served during that period.

                                                       Long Term
Name and Principal                                    Compensation   All Other
     Position       Year    Annual Compensation (1)      Awards      Awards (2)
-------------------------------------------------------------------------------
                              Salary     Bonus
                              ------     -----
Mike Liddell        2001     $200,000   $24,000        ---                 ---
Chief Executive     2000      200,000    16,667        (4)                 ---
Officer (5)         1999      200,000     4,166        (3)                 ---

Mark Liddell        2001          ---       ---              ---           ---
President (6)       2000          ---       ---              ---           ---
                    1999      200,000     4,166        (3)                 ---

Michael Moore       2001      105,000    12,600        (7)                 ---
Vice President &    2000          ---       ---              ---           ---
Chief Financial     1999          ---       ---              ---           ---
Officer

Lisa Holbrook       2001       90,000    10,800        (8)                 ---
Vice President &    2000          ---       ---              ---           ---
General Counsel     1999          ---       ---              ---           ---

(1) Amounts shown include cash and non-cash compensation earned and received by the named executives as well as amounts earned but deferred at their election.

(2) The Company provides various perquisites to certain employees, including the named executives. In each case, the aggregate value of the perquisite provided to the named executives did not exceed 10% of such named executive's annual salary and bonus.

(3) Mike Liddell and Mark Liddell each received stock options exercisable at $2.00 per share for 253,635 shares. These options had no readily determinable market value at the date of issuance. Mark Liddell's options were surrendered to Gulfport upon his death at December 24, 1999.

(4) Mike Liddell received stock options exercisable at $2.00 per share for 203,635 shares. These options had no readily determinable market value at the date of issue.

(5) Mr. Mike Liddell became the Chief Executive Officer of the Company on April 28, 1998. Mr. Liddell's salary was not paid directly by Gulfport until after June 1, 1999. Through June 1, 1999, his services were provided pursuant to an Administrative Services Agreement and the compensation amount reflects the portion of his compensation from DLB Equities, L.L.C. that was allocated to the Company under such agreement. See "Certain Transactions".

(6) Mr. Mark Liddell was named President of the Company on April 28, 1998. Mr. Liddell's salary was not directly paid by Gulfport until after June 1, 1999. Through June 1, 1999, his services were provided pursuant to an Administrative Services Agreement and the compensation amount reflects the portion of his compensation from DLB Equities, L.L.C. that was allocated to the Company under such agreement. Mr. Liddell passed away on December 24, 1999.

(7) Mr. Moore received 10,000 stock options exercisable at $2.00 a share. These options had a monthly value of $22,500 at date of issuance.

(8) Ms. Holbrook received 10,000 stock options exercisable at $2.00 a share. These options had a monthly value of $3,750 at date of issuance.

                              Employment Agreements

     The Company entered into a five year employment agreement with its Chief Executive Officer, Mike Liddell on June 1, 1999. The employment agreement provides an annual base salary of $200,000. The employment agreement contains a change of control provision which guarantees Mr. Liddell one-year salary upon the occurrence of a change of control in the Company.

                                  Stock Options

     On June 1, 1999, Mike Liddell, Chief Executive Officer and Chairman of the Board, received a grant of options for 2.5% of the issued shares of Common Stock at an exercise price of $2.00 per share. The options are exercisable and vest as to 35% of the shares on June 1, 2000, an additional 35% of the shares will become exercisable and vest on June 1, 2001, and the remaining shares will become exercisable and vest on June 1, 2002. On January 17, 2000, Mr. Liddell was granted an additional 203,635 giving him a total of 457,270 options at the date of this filing.

     On June 1, 1999, Mark Liddell, President, received a grant of options for 2.5% of the outstanding shares of Common Stock at an exercise price of $2.00 per share. The options were scheduled to be exercisable and vest as to 35% of the shares on June 1, 2000, an additional 35% of the shares were to become exercisable and vest on June 1, 2001, and the remaining shares were to become exercisable and vest on June 1, 2002. On December 24, 1999, Mr. Liddell died. Pursuant to the terms of Mr. Liddell's Stock Option Agreement, all of his options were surrendered to Gulfport.

          On January 17, 2000 and July 15, 2000, respectively, Lisa Holbrook and Mike Moore each received 10,000 options. The options vest in three equal installments and are exercisable at $2.00 per share.

     The Option Agreements for Mike Liddell, Lisa Holbrook, and Mike Moore provide that if the Company at any time increases the number of outstanding shares of the Company or alters the capitalization of the Company in any other way, the stock options shall be adjusted to reflect such changes.

No  options  were  granted  to  the  named  executives  or  directors  in  2001.

     The following table sets forth the number of unexercised options held by named executives as of December 31, 2001. No options were exercised in 1999 or 2000.

                     Number  of        Number  of
                     Unexercised       Unexercised      Value of Unexercised  Value of Unexercised
                  Options at Fiscal  Options at Fiscal  In the Money Options  In the Money Options
                      Year End           Year End             Year End             Year End
   Name              Exercisable      Un-exercisable         Exercisable         Un-exercisable
--------------------------------------------------------------------------------------------------
Mike Liddell (1)         248,817           208,454                $634,483              $531,558
Lisa Holbrook (1)          3,500             6,500                   8,925                16,575
Mike Moore (1)             3,500             6,500                   8,925                16,575

(1)     These  options  were  exercisable  at  $2.00  per  share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company is comprised of all non-employee directors of Gulfport, which include Robert Brooks, David Houston and Mickey Liddell. Mickey Liddell is the President of Entertainment Services, LLC. Mike Liddell is a member of Entertainment Services, LLC and assists in making compensation decisions for Mickey Liddell. Other than herein disclosed, no member of the Committee is a former or current officer or employee of the Company and no employee of the Company serves or has served on the compensation committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of this Committee.


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of three non-employee directors. The Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses (if any) and stock ownership programs. The
Committee evaluates the performance, and determines the compensation, of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of achievement of the corporate goals, individual performance and comparisons with other exploration and production companies. The CEO is not present during the discussion of his compensation.

     The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias towards options to emphasize the link between executive general, the salaries and stock option awards of executive officers are not determined by the Company's achievement of specific performance criteria. Instead, the Committee determines the salaries based upon a review of salary surveys and general knowledge of salaries paid in the exploration and production business in the local markets.

     Bonuses are provided to executive officers in connection with the Company's company-wide bonus plan. Payment of bonuses is linked to the attainment of specific corporate goals set each year. The corporate performance goals for bonuses seek to balance the desire for immediate earnings and the long-term goal of enhancing shareholder value by bringing to market an attractive asset.

     The executive officers receive stock options under a broad based stock option plan adopted in 1999. This reflects the Board's view that ownership of the Company's shares should be pervasive throughout the Company. The overall intent is to encourage each employee to be and behave like, an owner of the business.

     It is the intention of the Company to have compensation paid to its three officers to qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986. Current cash compensation paid to each of the Company's executive officers is less than $1 million per year and is thus fully deductible to the Company. In addition, the Company expects to receive a federal income tax deduction in connection with the exercise of stock options granted to the Names Executive Officers.

                                             THE  COMPENSATION  COMMITTEE
                                             Robert  Brooks
                                             David  Houston
                                             Mickey  Liddell

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons beneficially owning more that 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and with the Company.

     Based solely on a review of the reports sent to the Company and written responses from the executive officers and directors, the Company believes that each of its directors and executive officers met his Section 16(a) filing obligations.

                                PERFORMANCE GRAPH

     The following graph compares the market values of the Company's Common Stock to the NASDAQ Market Index and a group of companies selected by the Company and with whom the Company competes (the "Peer Group"). The graph assumes an investment of $100 on July 11, 1997 (the Plan Confirmation Date), and that all dividends were reinvested and are weighted on a market capitalization basis. Following confirmation of the Company's Plan on July 11, 1997, through December 31, 1997, the Company's Common Stock traded sporadically in the over-the-counter market. During the period, no bid/ask prices were posted. For purposes of this graph, the Company has used the price of $3.50 per share as the initial per share price on July 11, 1997. The $3.50 per share price was used for the settlement of claims in the Company's Plan. The closing trade price in December 1997 occurred on December 22, 1997, and was $3.50 per share. The 1999 price reflects the closing price of the stock on last trading day in 1999. The 2000 price reflects the closing price of stock on the last trading day in 2000. The 2001 price reflects closing price of $4.55 per share on December 31, 2001. The stock is currently trading in the over-the-counter market. Given the sporadic trading and the lack of significant trading volume, the results shown on the graph may not necessarily be indicative of long-term results.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG GULFPORT ENERGY CORP.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX





                                [GRAPHIC OMITED]





                     ASSUMES $100 INVESTED ON JULY 11, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

     The Peer Group is composed of Kelley Oil & Gas, Inc., PetroCorp Incorporated, St. Mary Land & Exploration Company, Stone Energy Corporation and Texas Meridian Resources Corporation. Pursuant to SEC rules, this section of the Proxy Statement is not deemed "Filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

                              CERTAIN TRANSACTIONS

                                 Line of Credit

     On June 28, 2000, the Company established a credit facility at Bank of Oklahoma ("BOK") in the amount of $1,600,000. The BOK credit facility calls for interest to be paid monthly in addition to twelve monthly principal reductions of $100,000 each with the remaining balance due August 31, 2001. On March 1, 2001, Gulfport refinanced the outstanding balance due under this facility. Under the terms of the new agreement, monthly principal payments of $110,000 are to be made beginning July 1, 2001, with the remaining outstanding principal due October 1, 2002. The refinance note bears interest at Chase Manhattan Prime rate plus 1%.

                          NOTE PAYABLE - RELATED PARTY

On May 22, 2001, the Company entered into a revolving line of credit agreement with Gulfport Funding, LLC, ("Gulfport Funding") which is owned by the Company's largest shareholder and his affiliates (the "Wexford Entities"). Under the terms of the agreement, the Company may borrow up to $3,000,000, with borrowed amounts bearing interest at Bank of America Prime Rate plus 4%. The Company paid a facility commitment fee of $60,000 in connection with this line of credit. This fee will be amortized over the life of the agreement. As of December 31, 2001, the Company had borrowed the $3,000,000 available under this line. All outstanding principal amounts along with accrued interest were due on February 22, 2002.

                               PREFERRED OFFERING

     In March 2002, the Company commenced a Private Placement Offering ("Offering") of $10.0 million dollars consisting of 10,000 Units. Each Unit consists of (i) one share of Cumulative Preferred Stock, Series A, of the Company ("Preferred") and (ii) a warrant to purchase up to 250 shares of common stock, par value $0.01 per share. Dividends shall accrue on the Preferred Stock prior to the Mandatory Redemption Date (as defined below) at the rate of 12% per annum payable quarterly in cash or, at the option of the Company for a period not to exceed two years from the Closing Date, payable in whole or in part in additional shares of the Preferred based on the Liquidation Preference (as defined below) of the Preferred at the rate of 15% per annum. No other dividends shall be declared or shall accrue on the Preferred. To the extent funds are legally available, the Company is obligated to declare and pay the dividends on the Preferred. The Warrants have a term of ten years and an exercise price of $4.00. The Company is required to redeem the Preferred on the fifth anniversary of the first issuance and the Company may at its sole option, choose to redeem the Preferred at any time before the expiration of the five years.

Two-thirds of the Preferred Stockholders can affect any Company action which would effect their preference position. The Preferred cannot be sold or transferred by its holders and the Company must use its best efforts to register with the Securities and Exchange Commission ("SEC") the common stock issued in connection with the exercise of the Warrants or, if possible, piggyback the issued common stock if the Company participates in a public offering with the SEC.

The Offering was made available to stockholders and affiliates of the Company as of December 31, 2001 who were known to be accredited investors by the Company. Purchasers were able to participate up to their pro rata share of ownership in the Company as of December 31, 2001. The Offering was backstopped by the Wexford Entities. The Offering's initial closing began March 29, 2002 and concluded April 15, 2002. Mike Liddell, the Company's CEO, shall have until September 30, 2002 to subscribe for his proportionate share of the Offering.

On March 29, 2002, Gulfport Funding which is owned by the Wexford Entities participated in the Offering through a conversion of its $3.0 million dollar loan along with the accumulated interest due from the Company for 3,262.98 Units. Additionally, on March 29, 2002 entities controlled by the majority shareholder initially funded a share of the Preferred Offering in the amount of 2,738.00 Units.

On April 17, 2002, the Wexford Entities satisfied their backstop obligation by funding $2,090,020 for an additional 2,090.02 Units.


                  OTHER INFORMATION ABOUT DIRECTORS, OFFICERS,
                            AND CERTAIN STOCKHOLDERS

      Beneficial Ownership of Directors, Officers and Certain Stockholders

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 2001, by (i) each director, (ii) each named executive officer in the Summary Compensation Table,
(iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group.

                                                        December 31, 2001
                                                       Beneficial Ownership
                                                       --------------------
   Name and Address of Beneficial Owner (1)          Shares     Percentage (2)
---------------------------------------------        ------     --------------
Mike  Liddell  (3)
6307  Waterford  Blvd.,  Suite  100
Oklahoma City, OK 73118                             961,233            9.47%

Charles  E.  Davidson  (4)(5)(6)
411  West  Putnam  Avenue
Greenwich, CT 06830                               6,154,855           60.66%

Peter  M.  Faulkner  (7)
767  Third  Avenue,  Fifth  Floor
New York, NY 10017                                  777,384            7.66%

Lisa  Holbrook
6307  Waterford  Blvd.,  Suite  100
Oklahoma City, OK 73118                                   *                *

Michael  G.  Moore
6307  Waterford  Blvd.,  Suite  100
Oklahoma City, OK 73118                                   *                *

Robert  Brooks
343  3rd  Street,  Suite  205
Baton Rouge, LA 70801                                     *                *

David  Houston
1120  NW  63rd,  Suite  360
Oklahoma City, OK 73116                                   *                *

Mickey  Liddell
8265  Sunset  Blvd.,  Suite  200
Los Angeles, CA 90046                                     *                *

All directors and executive officers
  as  a  group  (10 individuals)                    961,233            9.47%

*  Less  than  one  percent
--------------------------------------

(1) Unless otherwise indicated, each person or group has sole voting power with respect to all listed shares.

(2) Each listed person's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised.

(3) Includes shares of Common Stock held of record by Liddell Investments, L.L.C. Mr. Liddell is the sole member of Liddell Investments, L.L.C. Mr. Liddell owns 712,416 shares of Common Stock and has 248,817 options that could be exercised by Mr. Liddell.

(4) Includes 3,574,722 shares of Common Stock held by CD Holding, L.L.C. and 784,273 shares of Common Stock held in an IRA for Mr. Davidson. Mr. Davidson is the sole member of CD Holding, L.L.CMr. Davidson is the Chairman and controlling member of Wexford Management, L.L.C. Mr. Davidson disclaims beneficial ownership of the 1,795,860 shares owned by the Wexford Entities (as defined below). However, Mr. Davidson controls 61% of the issued stock of Gulfport. As a result, Mr. Davidson is able to influence significantly and possibly control matters requiring approval of the shareholders including the election of directors.

(5) Includes 1,795,860 shares of Common Stock owned by the following investment funds (the "Wexford Entities") that are affiliated with Wexford
     Management: Wexford Special Situations 1996, L.P.; Wexford Special Situations 1996 Institutional, L.P.; Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.

(6) Does not include 2,022,743 warrants obtained in the Preferred Offering by the following investment funds that are affiliated with Wexford
     Management: Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.

(7)  Includes  shares  of  Common Stock owned by the following investment funds:
     PMF Partners, L.L.C., Rumpere Capital, L.P., and Rumpere Capital Fund, Ltd.


            Liability of Directors and Officers and Indemnification

     As permitted by the Delaware General Corporate Law (the "DGCL"), the Company's Certificate of Incorporation eliminates in certain circumstances the monetary liability of the directors for a breach of their fiduciary duty. These provisions do not eliminate liability of the directors for (i) a breach of the director's duty of loyalty to the Company or its Stockholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate the liability of a director for violations of the Federal securities laws, nor do they limit the rights of the Company or its Stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

     The Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Bylaws and the DGCL, further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of Stockholders or disinterested directors or otherwise.

                            INDEPENDENT ACCOUNTANTS

     The firm of Hogan & Slovacek PC served as the Company's independent auditors for 2001. This firm has advised the Company that it has no direct or indirect financial interest in the Company. The Board has not asked the Stockholders to ratify its selection of auditors, believing that stockholder ratification is anachronous and unnecessary.

                                 Auditors' Fees

     Audit Fees. For professional services rendered by them for the audit of our annual financial statements for 2001, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2001, Hogan &
Slovacek  PC  billed  us  fees  in  the  aggregate  amount  of  $45,000.

     Financial Information Systems Design and Implementation Fees. Hogan & Slovacek PC billed us no fees for professional services rendered by them for 2000 in connection with financial information systems design and implementation.

     All Other Fees. For professional services other than those described above rendered by them for 2001, Hogan & Slovacek billed us fees in the aggregate amount of $0.00.


                             ADDITIONAL INFORMATION

     The Company's Annual report on Form 10-K, including the financial statements and schedule thereto, for the year ended December 31, 2001, as filed with the SEC, will be furnished without charge to any stockholder upon written request addressed to Ms. Lisa Holbrook, General Counsel, Gulfport Energy
Corporation, 6307 Waterford Blvd., Suite 100, Oklahoma City, OK 73118. Stockholders requesting exhibits to the form 10-K will be provided the same upon payment of reproduction expenses.

                                   By  the  Order  of  the  Board  of  Directors


                                   Lisa  Holbrook
                                   Secretary
April  30,  2002

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIREDIN INFORMATION STATEMENT
                             SCHEDULE C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                            And Exchange Act of 1934

Check  the  appropriate  box:

[ ]     Preliminary  Information  Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[x]     Definitive  Information  Statement

                        Gulfport Energy Corporation, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment  of  Filing  Fee  (Check  Appropriate  Box):

[x]    No  fee  required

[ ]    Fee  computed  on  table below per Exchange Act Rules 14c-5(g) and 0-11

1)     Title of  each  class  of  securities  to  which  transaction  applies:

2)     Aggregate  number  of  securities  to  which  transactions  applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)     Proposed  maximum  aggregate  value  of  transaction:

5)     Total  fee  paid:

[ ]    Fee  paid  previously  with  preliminary  materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

       1)     Amount  Previously  Paid:

       2)     Form,  Schedule  or  Registration  Statement  No.:

       3)     Filing  Party:

       4)     Date  Filed:

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

1.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the Securities and Exchange Commission or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
     - Review and appraise the audit efforts of the Company's independent accountants.
     - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, a majority of whom shall be independent directors and free from any relations that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The Board has determined that a director is independent if he (i) is not currently or has not previously been an employee of the Company, (ii) does not receive compensation from the Company other than directors fees and compensation provided to all directors, (iii) is not a major shareholder of the Company, (iv) is not a major shareholder or director of one of the Company's primary vendors or purchasers. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management experience. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or the Committee Chair shall meet with the independent accountants quarterly to review the Company's financials consistent with IV.3 below.

IV.  RESPONSIBILITIES  AND  DUTIES

     To  fulfill  its  responsibilities  and  duties  the Audit Committee shall:

Documents/Reports  Review
-------------------------

1.    Review  and  update  this  Charter  periodically  as  conditions  dictate.

2. Review the Company's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion or review rendered by the independent accountants.

3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to its release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.    Review  with  financial  management  and  the  independent accountants the
      Company's  compliance   with  any  loan  and   indenture   covenants   and
      restrictions.

Independent  Accountants
------------------------

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent about internal controls and the fullness and accuracy of the Company's financial statements.

Financial  Reporting  Processes
-------------------------------

8. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes in the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process  Improvement
--------------------

11.   Establish  regular   and  separate  systems  of   reporting  to  the Audit
      Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit including any restrictions on the scope of the work, access to the required information.

13.   Review any significant  disagreement among  management and the independent
      accountants  in   connection  with  the  preparation  of   the   financial
      statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

15. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                [END OF DOCUMENT]